Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$22,176,160
Unrealized Gain (Loss) on Market Value of Futures	78,797,560
Dividend Income	87,471
Interest Income	2,261,482
ETF Transaction Fees	26,000
Total Income (Loss)	$103,348,673

Expenses
General Partner Management Fees	$714,883
Professional Fees	175,214
Brokerage Commissions	181,455
Non-interested Directors' Fees and Expenses	15,050
Prepaid Insurance Expense	3,579
NYMEX License Fee	23,829
SEC & FINRA Registration Expense	25,143
Total Expenses	$1,139,153
Net Income (Loss)	$102,209,520

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$1,930,512,983
Additions (20,900,000 Shares)	263,424,388
Withdrawals (35,900,000 Shares)	(453,575,279)
Net Income (Loss)	102,209,520

Net Asset Value End of Month	$1,842,571,612
Net Asset Value Per Share (140,700,000 Shares)	$13.10

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612